SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2007

INYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-83152	75-2870720
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

825 Third Avenue, 40th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2007, the U.S. Bankruptcy Court for the District of Delaware in the case filed by Registrant’s subsidiaries Exaeris Inc. and Inyx USA, Ltd., issued an Interim Order (I) To Authorize Secured Postpetition Financing; (II) To Grant a Super-Priority Administrative Claim and Postpetition Liens; and (III) To Schedule a Final Hearing. The order approves the Debtors to use the proceeds of Debtor-in-Possession (DIP) Financing from Dr. Jack Kachkar in the amount of $2.1 million, of which $750,000 will be advanced on or before July 13, 2007 and the balance on or before July 18, 2007. The order grants Dr. Kachkar a security interest in all of the Debtors’ unencumbered property not subject to valid, perfected security interests granted to other parties including Westernbank and a super-priority administrative claim.

Item 9.01 Exhibits

99.1   -   Interim Order (I) To Authorize Secured Postpetition Financing; (II) To Grant a Super-Priority Administrative Claim and Postpetition Liens; and (III) To Schedule a Final Hearing.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

By:	/s/ Jack Kachkar
Jack Kachkar, Chairman and Chief Executive
Officer
Dated:  July 17, 2007